EXHIBIT 99

Explanation of Responses:
-------------------------

1. Southpaw Asset Management LP, a Delaware limited partnership ("Southpaw Management"), Southpaw Holdings LLC, a Delaware limited liability company ("Southpaw Holdings"), Kevin Wyman, a citizen of the United States, and Howard Golden, a citizen of the United States, may be deemed to own beneficially and indirectly the shares of common stock, par value $0.001 per share ("Common Stock"), of Primus Telecommunications Group, Incorporated (the "Company"), beneficially owned by (i) Southpaw Credit Opportunity Master Fund LP, a Cayman Islands limited partnership (the "Fund"; and together with Southpaw Management, Southpaw Holdings, Kevin Wyman and Howard Golden, collectively, the "Reporting Persons"), which sold 429,344 shares of Common Stock and now beneficially owns 438,197 shares of Common Stock, (ii) a separate managed account managed by Southpaw Management (the "Managed Account 1"), which sold 35,112 shares of Common Stock and now beneficially owns 35,836 shares of Common Stock, and (iii) another separate managed account managed by Southpaw Management (the "Managed Account 2"; and together with the Managed Account 1, the "Managed Accounts"), which sold 10,544 shares of Common Stock and now beneficially owns 10,762 shares of Common Stock. Southpaw Management is the investment manager of the Fund and the Managed Accounts and, in such capacities, may be deemed to beneficially own the shares of Common Stock and Warrants reported herein which are deemed beneficially owned by the Fund and the Managed Accounts. Southpaw Management disclaims beneficial ownership of the shares of Common Stock and Warrants reported herein except to the extent of its pecuniary interest therein. Southpaw Holdings serves as the general partner of Southpaw Management, and, in such capacity, may be deemed to beneficially own the shares of Common Stock reported herein which may be deemed beneficially owned by Southpaw Management. Southpaw Holdings disclaims beneficial ownership of the shares of Common Stock and Warrants reported herein except to the extent of its pecuniary interest therein. Mr. Wyman and Mr. Golden are investment advisors of the Fund and managers of Southpaw Management, and, in such capacities, may be deemed to beneficially own the shares of Common Stock reported herein which may be deemed beneficially owned by Southpaw Management. Mr. Wyman and Mr. Golden disclaim beneficial ownership of the shares of Common Stock reported herein except to the extent of their pecuniary interest therein.

SOUTHPAW CREDIT OPPORTUNITY MASTER FUND LP


BY: SOUTHPAW GP LLC,
    ITS GENERAL PARTNER


BY: /S/ KEVIN WYMAN
-------------------
NAME: KEVIN WYMAN
TITLE: MANAGING MEMBER



SOUTHPAW ASSET MANAGEMENT LP


BY: SOUTHPAW HOLDINGS LLC,
    ITS GENERAL PARTNER


BY: /S/ KEVIN WYMAN
-------------------
NAME: KEVIN WYMAN
TITLE: MANAGING MEMBER



SOUTHPAW HOLDINGS, LLC


BY: /S/ KEVIN WYMAN
-------------------
NAME: KEVIN WYMAN
TITLE: MANAGING MEMBER


BY: /S/ KEVIN WYMAN
-------------------
KEVIN WYMAN


BY: /S/ HOWARD GOLDEN
----------------------
HOWARD GOLDEN